UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2009

ADEX MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53733	20-8755674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

883 North Shoreline Boulevard; Suite A200
Mountain View, CA 94043
(Address of principal executive offices) (Zip Code)

(650) 967-3040
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

Effective October 23, 2009, the Board of Directors of AdEx Media, Inc. (the “Company”) elected Kevin Dufficy to serve as Chief Marketing and Technology Officer of the Company.

Kevin Dufficy, 46, was from January 2004 to August 2008 the founder and President of Bay Harbor Marketing, LLC, an online marketing technology/lead generation company focused on the financial services sector (“Bay Harbor”).  The Company acquired the assets of Bay Harbor in August 2008. From August 2008 to October 2009, Mr. Dufficy was the Vice President of Marketing for our Company.   In 1985, Mr. Dufficy earned a Bachelor of Arts degree from the University of Arizona and in 1989, Mr. Dufficy earned his Masters in Business Administration from University of California Berkeley. In 1988, Mr. Dufficy earned a Programme International de Management (PIM) from L’ecole des Hautes Etudes Commerciales, in Paris, France.

The Company and Mr. Dufficy had entered into an employment agreement when Mr. Dufficy joined the Company as its Vice President of Marketing in connection with the Company’s acquisition of the assets of Bay Harbor  on August 29, 2008, pursuant to an Asset Purchase Agreement. The Company has amended Mr. Dufficy’s employment agreement to reflect the terms of his appointment as Chief Marketing and Technology Officer of the Company.

In connection with Mr. Dufficy’s new position, the Compensation Committee of the Board of Directors of the Company granted Mr. Dufficy options to purchase 500,000 shares of Company common stock with an exercise price of $0.55 per share determined based upon the closing price of the Company’s common stock as quoted by the OTC Bulletin Board on the date of grant. The Company granted these options pursuant to its First Amended and Restated Adex Media, Inc. Employee Stock Option Plan. The options shall vest pro rata over a four year period, with the initial 25% to vest on the first anniversary of the grant and the remainder options to vest on a monthly basis thereafter. In addition, the Compensation Committee approved a base annual salary of $185,000.  The foregoing description of Mr. Dufficy’s employment are not complete and are qualified in their entirety by reference to his amended employment agreement, a copy of which will be filed as an exhibit to our quarterly report on Form 10-Q for the period ending September 30, 2009.

There are no family relationships between Mr. Dufficy and any other executive officers or directors of the Company. On August 29, 2008, the Company acquired the assets of Bay Harbor.  As part of the purchase price, the Company issued the following: (1) 152,151 shares of the Company’s common stock to Mr. Dufficy, (2) $50,000 to Bay Harbor, (3) 50,000 shares of the Company’s common stock to Bay Harbor, and (4) an additional amount of up to 150,000 shares of the Company’s common stock issued to an escrow agent on the closing date in the name of Bay Harbor pursuant to an escrow agreement.

A copy of the Asset Purchase Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEX MEDIA, INC.

Dated: October 29, 2009	By:	/s/ Scott Rewick
Scott Rewick
Chief Executive Officer